Exhibit 99.1

KULR Technology Group Announces Pricing of $8.0 Million Offering

SAN DIEGO, Dec. 29, 2020 (GLOBE NEWSWIRE) -- KULR Technology Group, Inc. (OTCQB: KULR) (the “Company” or “KULR”), a leading developer of next-generation thermal management technologies, today announced that it has entered into securities purchase agreements with certain institutional investors for the purchase and sale of an aggregate of 6,400,000 shares of common stock and warrants to purchase up to an aggregate of 6,400,000 shares of common stock at a purchase price of $1.25 per share and accompanying warrant in a registered direct offering. The warrants have an exercise price of $1.25 per share, are exercisable immediately, and will expire five years following the date of issuance. The closing of the offering is expected to occur on or about December 31, 2020, subject to the satisfaction of customary closing conditions.

Lake Street Capital Markets, LLC and Maxim Group LLC are acting as co-placement agents for the offering.

The gross proceeds to the Company from the offering are expected to be approximately $8.0 million. In addition, in the event the warrants are exercised in full for cash, the Company expects to receive approximately $8.0 million in additional gross proceeds. However, there is no assurance that all or any portion of the warrants will be exercised prior to their expiration.

The securities described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-232614) filed with the Securities and Exchange Commission (SEC) on July 11, 2019 and declared effective on August 1, 2019. The offering of the securities described herein will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the securities being offered will be filed with the SEC.  Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or from Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB:KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management's best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:

Derek Newton

Head, Media Relations

Main: (786) 499-8998

derek.newton@kulrtechnology.com

Investor Relations:

KULR Technology Group, Inc.

Main: (888) 367-5559

ir@kulrtechnology.com